 Exhibit (a)(1)(C)  Moderna’s Stock Option Exchange Program – Exchange Site  I. Chooser Page:  II. Terms & Conditions Acceptance for Exchange Site Entry:  1 | P a g e

 Exhibit (a)(1)(C)  III.  Landing Page:  1 | P a g e

 Exhibit (a)(1)(C)  IV. Selection Page:  1 | P a g e

 Exhibit (a)(1)(C)  V. Selection Conﬁrmation Pages:  1 | P a g e

 Exhibit (a)(1)(C)  VI. Final Conﬁrmation Statement:  1 | P a g e

 Exhibit (a)(1)(C)  VII.  Landing Page View After Selection Made:  VIII.  Selection Page View After Selection Made:  1 | P a g e

Moderna's Stock Option Exchange Program – Exchange Site

I. Chooser Page:


moderna
Moderna's Stock Option Exchange Program
Welcome to Moderna's Stock Option Exchange Program
Indicate whether you are a U.S. or International employee.
Note you should select "U.S. EMPLOYEE" if you have a Social Security Number or "INTERNATIONAL EMPLOYEE" if you have an I Number associated with your Fidelity NetBenefits® account.
U.S. EMPLOYEE →
INTERNATIONAL EMPLOYEE →

II. Terms & Conditions Acceptance for Exchange Site Entry:


Welcome First106 Last106
moderna
Terms & Conditions
Terms & Conditions
This website contains general information about the Moderna Stock Option Exchange under Moderna's 2018 Stock Option and Incentive Plan (the "Plan"), as well as exchange options and the estimated values of your benefit(s) under the Plan. By using this website, you consent to electronic receipt, and agree to be bound by the terms of use herein.
Your exchange selections are subject to the terms and conditions of the Plan and the official equity awards for your grants (the "Plan Documents"). In the event there is a conflict between the information you read on this website and the official Plan Documents, the applicable Plan Documents will control. Moderna reserves the right to amend, modify, suspend or terminate one or more of its plans or programs at any time as provided in the Plan Documents, in compliance with applicable laws or regulations.
The website's values are based on various assumptions, and are not a guarantee of what your equity program will actually be at any time. The values neither represent nor are intended to be specific advice to you or anyone else on any particular matter, including, but not limited to, investment, tax, legal, retirement planning, insurance, financial, health, or similar advice. The website should not be used or relied upon by you as a substitute for your independent research or for professional advice regarding your own personal situation. Consult an attorney or tax professional regarding your specific situation.
This website is intended only for your personal non-commercial use, and you may not modify, copy, display, distribute, reverse engineer, or otherwise extract any source code, algorithms, methods or techniques embodied in the website. The website is provided on an "as is," "as available," and "with all faults" basis, without warranty of any kind, express or implied, including, without limitation, warranties of merchantability, fitness for a particular use or purpose, title, or non-infringement. In no event shall Moderna or any of its licensors be liable for any consequential, special, or indirect damages that result from use of or loss of use of the website. The rights, exclusions, warranty disclaimers and limitations of liability under these terms operate to the benefit of Moderna subcontractors, licensors, and vendors to the same extent that such provisions operate to the benefit of Moderna. Moderna reserves the right to make changes or corrections to the terms of use or this website, which shall become effective immediately.
Your consent relative to this website is effective in connection with your use thereof.
Close
Additional Resources on myModerna (Modeling Tool, GPT, FAQs and SEC Filings)
Review →

III. Landing Page:


moderna
Moderna's Stock Option Exchange Program
Learn About the Program | Make Your Selection
Hello First106,
EXCHANGE DEADLINE
DEC 12, 2025
3:59 PM EST
Make Your Selection →
On-Demand Resources
Your Personalized Pre-Exchange Statement
Review →
Understanding Moderna's Stock Option Exchange Program Brochure
Learn More →
Additional Resources on myModerna (Modeling Tool, GPT, FAQs and SEC Filings)
Review →
Live and Personal Support
Schedule a Call with a Fidelity Representative
Schedule →
Sign Up for a Virtual Ask Fidelity Session
Register →

IV. **Selection Page:**

moderna

Welcome First106 Last106 | NetBenefits | Logout

Learn About the Program | **Make Your Selection**

Make Your Stock Option Exchange Selection

Indicate your selection(s) using the boxes below. When you make your selection, you will be choosing whether or not you want to exchange each of your eligible stock option grant(s). Please be sure to follow all the steps to ensure your selection is submitted.

If you do not make an active selection to participate in the Stock Option Exchange Program, none of your eligible stock options will be exchanged.

Original/Pre-Exchange Grant							Potential Exchanged Stock Options (New Grant Date – December 12, 2025)			Your Selection	
Award Type	Grant Date	# of Stock Options Granted	Grant Price	# of Outstanding & Vested Stock Options	# of Unvested Stock Options	Total # of Stock Options Eligible for Exchange	Exchange Ratio	# of Stock Options to be Granted Upon Exchange	Expiration Date	Exchange	Do Not Exchange
Annual	02/09/2021	2,699	$145.67	2,604	95	2,699	2.0	1,349	02/09/2031	☑	☐
Annual	03/01/2022	4,999	$150.00	4,500	499	4,999	2.2	2,272	03/01/2032	☐	☑
Annual	02/28/2023	10,547	$167.00	6,297	4,250	10,547	3.0	3,515	02/28/2033	☑	☐
Annual	02/27/2024	1,700	$84.90	999	701	1,700	3.0	566	02/27/2034	☐	☑

I understand that I may not change my selection once the election window has closed. I further acknowledge and accept that Moderna is not responsible for the financial outcome of my selection.

Confirm Exchange Selection

The table above includes all stock options that are eligible for this exchange. Refer to your personalized pre-exchange statement for a complete view of both eligible and ineligible stock options.

All selected grants will be exchanged effective December 12, 2025, and have an updated grant price based upon the Moderna stock price at close of business on that day. This New Grant Date is subject to change, and may be postponed if the exchange offer period is extended.

If you choose to exchange a grant, the revised vesting schedule for any ***vested*** stock options will be as follows: 50% will vest on the 1st anniversary of the New Grant Date and 50% will vest on the 2nd anniversary of the New Grant Date. For any ***unvested*** stock options, the original vesting schedule will be extended by one year (i.e., each vesting date will be pushed out by one year).

All stock options that are selected for exchange will be cancelled and new stock options will be granted to replace them. The new stock options will have distinct characteristics, including a new grant date, grant price, and vesting schedule. In coordination with Moderna's tax advisors, Moderna has reviewed the tax implications of the cancellation and re-grant of options in the exchange for locations with eligible outstanding stock option grants. It is generally expected that the exchange does not result in a taxable event, except as otherwise noted in your personalized statement. However, this information is being provided for general purposes only and is not intended to serve as personal tax advice. Since each employee's financial circumstance is different, we strongly recommend that you consult with your personal tax or financial advisor regarding your personal circumstances, and for answers to your specific financial planning and tax questions.

V. Selection Confirmation Pages:



Confirm Your Stock Option Exchange Selection

First106 Last106

Confirm this selection, or hit "Cancel" to make a change.

Original/Pre-Exchange Grant							Potential Exchanged Stock Options (New Grant Date – December 12, 2025)			Your Selection	
Award Type	Grant Date	# of Stock Options Granted	Grant Price	# of Outstanding & Vested Stock Options	# of Unvested Stock Options	Total # of Stock Options Eligible for Exchange	Exchange Ratio	# of Stock Options to be Granted Upon Exchange	Expiration Date	Exchange	Do Not Exchange
Annual	02/09/2021	2,699	$145.67	2,604	95	2,699	2.0	1,349	02/09/2031		
Annual	03/01/2022	4,999	$150.00	4,500	499	4,999	2.2	2,272	03/01/2032		
Annual	02/28/2023	10,547	$167.00	6,297	4,250	10,547	3.0	3,515	02/28/2033		
Annual	02/27/2024	1,700	$84.90	999	701	1,700	3.0	566	02/27/2034		

Confirm Cancel

Remember: You can change your selection at any point prior to the deadline. The last selection made prior to the deadline will be final.


YOUR STOCK OPTION EXCHANGE SELECTION
Close Window

VI. Final Confirmation Statement:

moderna

YOUR STOCK OPTION EXCHANGE SELECTION

First106 Last106

Your confirmed selection(s) are shown below:

Original/Pre-Exchange Grant							Potential Exchanged Stock Options (New Grant Date – December 12, 2025)			Your Selection	
Award Type	Grant Date	# of Stock Options Granted	Grant Price	# of Outstanding & Vested Stock Options	# of Unvested Stock Options	Total # of Stock Options Eligible for Exchange	Exchange Ratio	# of Stock Options to be Granted Upon Exchange	Expiration Date	Exchange	Do Not Exchange
Annual	02/09/2021	2,699	$145.67	2,604	95	2,699	2.0	1,349	02/09/2031	☑	☐
Annual	03/01/2022	4,999	$150.00	4,500	499	4,999	2.2	2,272	03/01/2032	☐	☑
Annual	02/28/2023	10,547	$167.00	6,297	4,250	10,547	3.0	3,515	02/28/2033	☑	☐
Annual	02/27/2024	1,700	$84.90	999	701	1,700	3.0	566	02/27/2034	☑	☐

This selection was made on November 12, 2025, 10:01 AM EST.

Remember: You can change your selection at any point up until December 12, 2025, 3:59 PM EST. The last selection made prior to the deadline will be final.

VII. Landing Page View After Selection Made:


moderna
Moderna's Stock Option Exchange Program
EXCHANGE DEADLINE
DEC 12, 2025
On-Demand Resources
Live and Personal Support

VIII. Selection Page View After Selection Made:


moderna
Make Your Stock Option Exchange Selection